Exhibit 10.8

               AMENDED AND RESTATED DEBENTURE PURCHASE AGREEMENT

      This Amended and Restated Debenture Purchase Agreement (this "Agreement") is entered into as of this 30th day of September, 2004 by and among E. Khashoggi Industries, LLC, a Delaware limited liability company ("EKI"), EarthShell Corporation, a Delaware corporation ("EarthShell"), and Straus Partners L.P. ("Holder" and, together with EKI and EarthShell, collectively, the "Parties" and individually, a "Party").

      WHEREAS, there are currently outstanding $6,800,000 aggregate principal amount of Secured Convertible Debentures due March 5, 2006 issued by EarthShell (the "Debentures");

      WHEREAS, Holder is the holder of $195,000 principal amount (the "Subject Principal Amount") of Debentures (the "Subject Debentures");

      WHEREAS, there currently exist one or more events of default under the Debentures (collectively, a "Default");

      WHEREAS, in July, 2004, the Parties entered into that certain Debenture Purchase Agreement (the "Original Agreement"), which provided for the conversion of a portion of the Subject Debenture into shares of EarthShell Common Stock and the purchase by EKI of the remaining Subject Debentures;

      WHEREAS, Holder wishes to convert, and EKI and EarthShell wish to have Holder convert, all of the Subject Debentures into shares of EarthShell Common Stock pursuant to the terms and conditions of the Subject Debentures and as set forth herein; and

      WHEREAS, the Parties wish to amend and restate the Original Agreement in its entirety;

      NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

      1. Conversion of Subject Debentures. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined in Section 6), Holder shall convert the Subject Principal Amount into an aggregate of 32,500 shares of EarthShell Common Stock (the "Converted Shares") at a conversion price of $6.00 per share in accordance with the terms of the Subject Debentures.

      2. Issuance of Additional Shares. In consideration for the prior waiver of the Default and subject to the terms and conditions set forth in this Agreement, at the Closing, EarthShell shall issue an additional 48,750 shares of EarthShell Common Stock to Holder (the "Registrable Securities").

      3. Purchase and Sale of the Subject Debentures. Subject to the terms and conditions set forth in this Agreement, at the Closing, Holder shall sell, transfer, assign, convey and deliver to EarthShell the Subject Debentures and its rights under the Related Agreements (as defined in Section 10 below), and EarthShell shall retire and cancel the Subject Debentures and Holder's rights under the Related Agreements.

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      4. Registration of Converted Shares; No Registration of Registrable
Securities; Legends. The offer, issuance and sale of the Converted Shares by Holder have been registered under the Securities Act of 1933, as amended, pursuant to Registration Statement No. 333-76092. Holder, however, acknowledges that the Registrable Securities will constitute "restricted securities" inasmuch as they are being acquired from EarthShell in a transaction not involving a public offering, and accordingly may not be resold or transferred without registration under the Securities Act of 1933, as amended (the "Securities Act") or an applicable exemption from such registration. Unless the Registrable Securities are subsequently registered, Holder may be required to bear the economic risk of such investment indefinitely. Holder further acknowledges that each certificate representing the Registrable Securities shall be endorsed with substantially the following legend:

            The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred, assigned or hypothecated except pursuant to an effective registration statement under the Securities Act covering such securities or if such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements under the Securities Act.

      5. Registration Rights.

            (a) Registration Statement. EarthShell shall, no later than sixty
(60) days after the date the Closing Date (the "Filing Date"), prepare and file at its own expense a Registration Statement with the Securities and Exchange Commission (the "SEC") and appropriate "blue sky" authorities, covering the resale of all of the Registrable Securities. EarthShell shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as promptly as practicable and to keep such Registration Statement effective until Holder has completed the distribution related thereto, but in no event longer than two years from the effective date of such Registration Statement (the "Effectiveness Period").

            (b) Amendments to Registration Statement. EarthShell shall prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement to keep such Registration Statement effective until the expiration of the Effectiveness Period, and shall cause the related prospectus to be supplemented by any required prospectus supplement, and, as supplemented, to be filed pursuant to Rule 424 under the Securities Act.

            (c) Notification. As promptly as practicable after becoming aware of such event, EarthShell shall notify Holder in writing of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to Holder. EarthShell shall also promptly notify Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when the Registration Statement or any post-effective amendment has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or related prospectus or related information, and (iii) of EarthShell's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

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

            (d) Stop Orders. EarthShell shall use reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as practicable and to notify Holder of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

            (e) Blue Sky Qualifications. Prior to any offering of Registrable Securities covered by the Registration Statement, EarthShell will register or qualify such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement, except that EarthShell will not be required to take any actions under this Section 5(e) if such actions would require it to submit to the general taxation of such jurisdiction or to file therein any general consent to service of process..

            (f) Cooperation by Holder. Holder shall cooperate with EarthShell as reasonably requested by EarthShell in connection with the preparation and filing of the Registration Statement, including furnishing to EarthShell in a timely fashion such information regarding the distribution of the Registrable Securities and such other information as may be reasonably required by EarthShell in order to prepare and file the Registration Statement.

            (g) Indemnification by EarthShell. EarthShell will indemnify and hold harmless Holder and its officers, directors, agents (including, without limitation, counsel), and employees (each of the foregoing, a "Holder Indemnitee") from and against any and all losses, claims, damages and liabilities (including, without limitation, any investigation, legal or other expenses) ("Losses") reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted to which any Holder Indemnitee may become subject, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by EarthShell or its agents of the Securities Act or the Securities Exchange Act of 1934, as amended, or other federal or state law applicable to EarthShell. EarthShell shall reimburse the Holder Indemnitee for any legal or other expenses incurred by such party in connection with investigating or defending any Losses; provided, however, that EarthShell will not be liable to any Holder Indemnitee for any Losses if any such Losses arise out of or are based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to EarthShell specifically for use therein by the Holder; provided, further, that EarthShell shall not be liable in any such case to the extent that any Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus included in a Registration Statement if (i) to the extent required by law, Holder failed to deliver a copy of the prospectus prior to or concurrently with the sale of the Registrable Securities to the person asserting such Losses after EarthShell had furnished Holder on a timely basis with a sufficient number of copies of the same and (ii) the prospectus corrected such untrue statement or omission; and provided, further, that EarthShell shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the person asserting such Losses after EarthShell had furnished Holder on a timely basis with a sufficient number of copies of the same. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee and will survive the transfer of such securities by Holder.

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

            (h) Indemnification by Holder. If the Holder sells Registrable Securities under a prospectus that is part of a Registration Statement, then Holder agrees to indemnify and hold harmless EarthShell, its directors and each officer who signed such Registration Statement, each person who controls EarthShell (within the meaning of Section 15 of the Securities Act), and each of EarthShell's agents (including counsel) (each of the foregoing, an "EarthShell Indemnitee") for any Losses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted to which any EarthShell Indemnitee may become subject, but only to the extent, that such Losses arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with written information relating to Holder furnished to EarthShell by Holder expressly for use therein. Such indemnity will not apply if EarthShell Indemnitee knew of, or, with the exercise of normal and customary diligence, should have known of, Holder's untrue statement or omission. The liability of Holder under this Section 5(h) shall in no event exceed the proceeds received by Holder from sales of Registrable Securities giving rise to such obligation.

            (i) Failure to File. If (i) the Registration Statement is not filed on or prior to the Filing Date (if EarthShell files a Registration Statement without affording Holder the opportunity to review and comment on the same as required by Section 5(j) hereof, EarthShell shall not be deemed to have satisfied this clause (i)), or (ii) the Registration Statement covering the Registrable Securities is not declared effective by the SEC on or prior to its required Effectiveness Date (as defined below), or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefore, such Registration Statement ceases for any reason to be effective and available to Holder as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of thirty (30) trading days (which need not be consecutive) (any such failure or breach being referred to as an "Event," and for purposes of clauses
(i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such thirty (30) trading day-period is exceeded, being referred to as "Event Date"), then in addition to any other rights the Holder may have hereunder or under applicable law: on each such Event Date, EarthShell shall pay to the Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to $1,463 (1.0% of $14,625), and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, EarthShell shall pay to the Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to $1,463. If EarthShell fails to pay any partial liquidated damages pursuant to this Section 5(i) in full within seven (7) days after the date payable, EarthShell will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. "Effectiveness Date" means the earlier of: (x) the 60th day following the Filing Date; provided, that, if the SEC reviews and has written comments to the filed Registration Statement that would require the filing of a pre-effective amendment thereto with the SEC, then the Effectiveness Date under this clause (x) shall be the 90th day following the Filing Date, and
(y) the fifth trading day following the date on which EarthShell is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

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

            (j) Provision of Information. Not less than three (3) trading days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, EarthShell shall furnish to Holder copies of the "selling stockholders" section of such document, the "plan of distribution" and any risk factor contained in such document that addresses specifically this transaction or the selling stockholders, as proposed to be filed, which documents will be subject to the review of Holder. EarthShell shall not file a Registration Statement, any prospectus or any amendments or supplements thereto in which the "selling stockholder" section thereof differs from the disclosure received from Holder.

            (k) Notification Requirements. EarthShell shall notify Holder as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three trading days prior to such filing) and (if requested by Holder) confirm such notice in writing no later than one trading day following the day (i)(A) when a prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the SEC notifies EarthShell whether there will be a "review" of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (EarthShell shall provide true and complete copies thereof and all written responses thereto to Holder that pertain to Holder as a selling stockholder or to the plan of distribution, but not information that EarthShell believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by EarthShell of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, prospectus or other documents so that, in the case of such Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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

            (l) Failure to Include all Registrable Securities in Registration Statement. If for any reason the SEC does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to
Section 8(a), or for any other reason any outstanding Registrable Securities are not then covered by an effective Registration Statement, then EarthShell shall prepare and file by the Filing Date for such Registration Statement (which shall mean the 30th day following the date on which EarthShell is notified by the SEC in writing that certain Registrable Securities were not eligible for inclusion on a previously filed registration statement), an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-1, S-2 or S-3. EarthShell shall cause each such Registration Statement to be declared effective as soon as possible but, in any event, by its Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective during the entire Effectiveness Period.

      6. Closing. The closing of the purchase of the Subject Debentures from Holder (the "Closing") shall occur at the offices of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Suite 4000, Los Angeles, CA 90067, or at such other location as the Parties shall mutually designate. The Closing shall occur on September 30, 2004, or at such earlier date as may mutually be designated by the Parties. The date the Closing occurs is referred to herein as the "Closing Date." At the Closing, (i) the Holder will assign and transfer to EarthShell good and valid title in and to the Subject Debentures, free and clear of any and all liens, charges, options and adverse claims or rights whatsoever ("Restrictions"), by delivering to EarthShell certificates representing the Subject Debentures, (ii) EarthShell shall issue the Converted Shares and the Registrable Securities to Holder, and (iii) Holder shall execute and deliver the assignment and termination agreements and statements specified in Section 10.

      7. Representations and Warranties of EKI.

            7.1 Authority. EKI is duly organized, validly existing and in good standing under the laws of the State of Delaware. EKI has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

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

            7.2 Due Execution; Validity. This Agreement has been duly executed and delivered by EKI and constitutes the legal, valid and binding obligation of EKI, enforceable against it in accordance with its terms.

      8. Representations and Warranties of EarthShell.

            8.1 Authority. EarthShell is duly organized, validly existing and in good standing under the laws of the State of Delaware. EarthShell has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

            8.2 Due Execution; Validity. This Agreement has been duly executed and delivered by EarthShell and constitutes the legal, valid and binding obligation of EarthShell, enforceable against it in accordance with its terms.

            8.3 Registration of the Shares. The offer, issuance and sale of the Converted Shares by Holder have been registered under the Securities Act of 1933, as amended, pursuant to Registration Statement No. 333-76092.

      9. Representations and Warranties of Holder.

            9.1 Authority. Holder is duly organized, validly existing and in good standing under the laws of its state of formation. Holder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

            9.2 Due Execution; Validity. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against it in accordance with its terms.

            9.3 Ownership of the Subject Debentures and Rights under Related Agreements. Holder has good and marketable title to the Subject Debentures being sold hereunder, and the Subject Debentures are owned by Holder free and clear of any and all Restrictions. Holder's rights under the Related Agreements have not been sold, assigned, conveyed or transferred to any other person or legal entity, and such rights are held by Holder free and clear of all Restrictions.

      10. Termination of Rights Under Certain Agreements. Holder understands and agrees that effective as of the Closing, Holder shall have no further rights under (i) the Security Agreement dated as of March 5, 2003 (the "Security Agreement") by and among EarthShell, EKI and the Secured Parties (as defined therein), (ii) the Subordination Agreement dated as of March 5, 2003 among EKI, Essam Khashoggi, EarthShell and the Senior Creditors (as defined therein), (iii) the Subordination Agreement dated as of March 5, 2003 among BioTec (as defined therein), EarthShell and the Senior Creditors (as defined therein), or (iv) the letter agreement dated as of March 5, 2003 by and among EarthShell, EKI, Essam Khashoggi and the other parties named or referenced therein (collectively, the "Related Agreements"). At the Closing, Holder shall execute and deliver such assignment and termination agreements as EKI may reasonably request assigning to EarthShell all of Holder's rights under the Related Agreements as they pertain to the Subject Debentures, and terminating any of Holder's rights with respect to any financing statements filed pursuant to the Security Agreement.

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      11. Waiver. Subject to Closing, Holder hereby waives any Default under the
Subject Debentures and hereby releases EarthShell, EKI and their respective affiliates, shareholders, members, officers, directors, managers, employees and agents from any claims relating to any Default thereunder. For the avoidance of doubt, any and all representations, warranties and covenants made by EarthShell in the Subject Debentures or the Loan and Securities Purchase Agreement, dated as of March 5, 2003, by and among EarthShell, Holder and the other Lenders (as defined therein) that, by their terms would remain in effect after conversion of the Subject Debetures, will remain in effect after the Closing to the extent provided therein.

      12. Restatement of Original Agreement. The Parties acknowledge and agree that the Original Agreement has been superseded in its entirety by this Agreement and that the Original Agreement, and the Parties' respective rights and obligations thereunder, have been terminated and no longer have any force or effect.

      13. Miscellaneous.

            13.1 Construction. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California, without regard to the conflicts of law provisions thereof.

            13.2 Entire Agreement. This Agreement contains the entire understanding of the Parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

            13.3 Invalid Provisions. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

            13.4 Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            13.5 Successors and Assigns. Subject to the following sentence, this Agreement will be binding upon, and will inure to the benefit of, the successors, assigns, heirs, executors and estates of the Parties hereto. This Agreement may not be assigned or delegated by Holder without the prior written consent of EarthShell, and any attempted assignment or delegation without such consent shall be null and void.

            13.6 Opportunity to Consult Counsel and Other Advisors. Each of the Parties hereto acknowledges and understands that such Party has had an opportunity to consult with the legal, tax, business and other advisors of such Party's choice regarding this Agreement and the transactions contemplated hereby and that such Party has read this Agreement carefully and fully understands all of the terms and provisions contained herein and their significance.

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            13.7 Further Assurances. Each Party hereto shall execute and deliver such further instruments, and take such other actions, as any other party hereto may reasonably request in order to carry out this Agreement and to fully consummate the transactions contemplated hereby, including.

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      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                         E. KHASHOGGI INDUSTRIES, LLC
                                         ("EKI")

                                         By: /s/John Daoud
                                            ----------------------------------
                                         Name: John Daoud
                                         Title: CFO

                                         EARTHSHELL CORPORATION
                                         ("EARTHSHELL")

                                         By: /s/ Scott Houston
                                            ----------------------------------
                                         Name:  Scott Houston
                                         Title: CFO

                                         STRAUS PARTNERS L.P..
                                         ("HOLDER")

                                         By: /s/ Melville Straus
                                            ----------------------------------
                                         Name:  Melville Straus
                                         Title: Managing Principal